UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2008
(Date of earlier event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in the charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

950 Celebration Boulevard, Suite A
Celebration, Florida 34747
(Address of Principal Executive Offices)

(407) 566-9310
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 7, 2008, U.S. Precious Metals, Inc. (“USPR”) issued a press release in which it announced that, when compared to previous assay data, recent assay data for selected intervals from drill hole number 10 at the Southern Michoacan Mineral concession (the “Southern Michoacan Concession”) demonstrated a 12% increase in proven reserves and a 22% increase in probable reserves at the Southern Michoacan Concession.

In addition, on November 10, 2008, USPR issued a press release in which it announced that Michael Floersch of Applied Minerals, Inc., and a “qualified person” within the meaning of National Instrument 43-101 (“NI 43-101”), issued a NI 43-101 compliant technical report. The NI 43-101 technical report is a comprehensive summary of USPR’s mineral concession and drilling campaign in Michoacan, Mexico, which focuses on proven and probable ore reserves.

A copy of the Press Release, dated November 7, 2008, is attached to this Form 8-K as Exhibit 99.1. A copy of the Press Release, dated November 10, 2008, is attached to this Form 8-K as Exhibit 99.2. Such press releases are incorporated by reference into this Form 8-K in their entirety.

Item 9.01

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 7, 2008.

99.2	Press Release, dated November 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler

	Name:	M. Jack Kugler
	Title:	Chief Executive Officer
	Date:	November 17, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 7, 2008.

99.2	Press Release, dated November 10, 2008.